                    As filed with the Securities and Exchange
                           Commission on May 11, 1998

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              =====================

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              =====================

                               EXECUTIVE RISK INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                             06-1388171
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                               82 Hopmeadow Street
                           Simsbury, Connecticut 06070
                              (Address of Principal
                          Executive Offices) (Zip Code)

                   Executive Risk Inc. Performance Share Plan
                    Executive Risk Inc. Stock Incentive Plan
                            (Full Title of the Plans)

                                Stephen J. Sills
                      Chief Executive Officer and President
                               Executive Risk Inc.
                               82 Hopmeadow Street
                           Simsbury, Connecticut 06070
                                 (860) 408-2200
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

   --------------------------------------------------------------------------------------------------------------------------
                                               CALCULATION OF REGISTRATION FEE
   --------------------------------------------------------------------------------------------------------------------------
    Title of securities    Amount to be registered     Proposed maximum         Proposed maximum     Amount of registration
      to be registered                                offering price per       aggregate offering              fee
                                                             share                   price
   --------------------------------------------------------------------------------------------------------------------------
   Common Stock, par               200,000                  $65.25                $13,050,000*               $3,850
   value $.01 per share . . . .
   --------------------------------------------------------------------------------------------------------------------------

*Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant's Common Stock on the New York Stock Exchange on May 5, 1998.

     There are also registered hereunder such additional indeterminate number of shares as may be issued as a result of the antidilution provisions of the Executive Risk Inc. Performance Share Plan and the Executive Risk Inc. Stock Incentive Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") have been or will be sent or given to participants in the plans listed on the cover of the Registration Statement (the "Plans") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of
Part II hereof), a prospectus (the "Prospectus") that meets the requirements of
Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission pursuant to Section 13 of the Exchange Act are incorporated herein by reference:

(1)      Annual Report on Form 10-K for the fiscal year ended December 31, 1997;
         and

(2) Description of the Company's capital stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on February 9, 1994, as amended by Form 8-A/A, filed with the Commission on May 8, 1996, and as further amended by Form 8-A/A, filed with the Commission on August 26, 1997, including any further amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The Company will provide without charge to each participant under either of the Plans, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Executive Risk Inc., 82 Hopmeadow Street, Simsbury, Connecticut 06070, Attention: Robert V. Deutsch, telephone number (860) 408-2000.

ITEM 4.  NOT APPLICABLE

ITEM 5.  NOT APPLICABLE

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145(c) of the DGCL provides that to the extent a director or officer of a Delaware corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

         The Company's By-laws provide that the Company shall indemnify officers and directors, employees and agents of the Company, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. The By-laws also permit the Board of Directors to authorize the Company to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Company arising out of his capacity as such.

         Section 102(b)(7) of the DGCL provides that a Delaware corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for monetary damages for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The Company's Certificate of Incorporation contains such a provision.

ITEM 7.  NOT APPLICABLE

ITEM 8.  EXHIBITS

Exhibit Number          Description

      5.1          -    Opinion of Dewey Ballantine LLP as to legality of
                        securities being registered.

     23.1          -    Consent of Ernst & Young LLP.

     23.2          -    Consent of Dewey Ballantine LLP (included in
                        Exhibit 5.1).

     24            -    Power of Attorney executed by the Officers and Directors
                        who signed this Registration Statement set forth on pages II-4 and II-5 herein.

ITEM 9.  UNDERTAKINGS

         (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


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
                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plans of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by the director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Simsbury, State of Connecticut, on this ___ day of ____, 1998.

                                        EXECUTIVE RISK INC.




                                        By /s/ Stephen J. Sills
                                           Stephen J. Sills
                                           Chief Executive Officer and President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Company, for himself and not for one another, hereby constitutes and appoints Stephen J. Sills, Robert H. Kullas and Robert V. Deutsch and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents for him and on his behalf and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing necessary and proper to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present; and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents or any one of them, or their substitute or substitutes, may or shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on this ___ day of __________, 1998.

Signature                                              Title
---------                                              -----
/s/ Stephen J. Sills                                   Chief Executive Officer and President
----------------------------------------------------   (Principal Executive Officer) and Director
Stephen J. Sills


/s/ Robert H. Kullas                                   Chairman of the Board and Director
----------------------------------------------------
Robert H. Kullas




/s/ Robert V. Deutsch                                  Executive Vice President, Treasurer,
------------------------------------------             Chief Financial Officer (Principal Financial
Robert V. Deutsch                                      Officer and Principal Accounting Officer),
                                                       Chief Actuary and Director


/s/ Gary G. Benanav                                    Director
----------------------------------------------------
Gary G. Benanav
/s/ Barbara G. Cohen                                   Director
----------------------------------------------------
Barbara G. Cohen
/s/ John G. Crosby                                     Director
----------------------------------------------------
John G. Crosby
/s/ Patrick A. Gerschel                                Director
----------------------------------------------------
Patrick A. Gerschel
/s/ Peter Goldberg                                     Director
----------------------------------------------------
Peter Goldberg
/s/ Michael D. Rice                                    Director
----------------------------------------------------
Michael D. Rice
/s/ Joseph D. Sargent                                  Director
----------------------------------------------------
Joseph D. Sargent
/s/ Irving B. Yoskowitz                                Director
----------------------------------------------------
Irving B. Yoskowitz